SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2004

Central Valley Community Bancorp

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky, Clovis, CA		93612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)          Not Applicable

Item 5. Other Events and Regulation FD Disclosure

On July 19, 2004, Central Valley Community Bancorp announced that it has entered into a Definitive Agreement and Plan of Reorganization and Merger with Bank of Madera County pursuant to which Bank of Madera County will merge into Central Valley Community Bancorp and Bank of Madera County will become banking offices of the sole subsidiary of Central Valley Community Bancorp,  Central Valley Community Bank. The Definitive Agreement and the press release, issued on July 19, 2004, regarding the transaction discussed above appear as exhibits to this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1 The Definitive Agreement and Plan of Reorganization and Merger by and between Central Valley Community Bancorp and Bank of Madera County dated July 19, 2004.

99.1 Central Valley Community Bancorp press release dated July 19, 2004 announcing the agreement and plan of reorganization and merger by and between Central Valley Community Bancorp and Bank of Madera County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: July 19, 2004	By: /s/Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	The Definitive Agreement and Plan of Reorganization and Merger by and between Central Valley Community Bancorp and Bank of Madera County dated July 19, 2004.

Exhibits and Schedules to Definitive Agreement and Plan of Reorganization and Merger

Exhibits

	Exhibit 1	Definitions
	Exhibit 2.1	Form of Merger Agreement
	Exhibit 5.3	Form of Affiliate Agreements
	Exhibit 7.2.7	Form of Shareholder Agreements
	Exhibit 7.2.8	Nonsolicitation and Confidentiality Agreement

Schedules

	Schedule 3.2	Licenses and Permits
	Schedule 3.3	Subsidiaries
	Schedule 3.4	Authorization of Agreement; No Conflicts
	Schedule 3.8	Applicable Laws
	Schedule 3.9	Litigation
	Schedule 3.10	Agreements with Banking Authorities
	Schedule 3.11	Insurance Policies
	Schedule 3.12	Title Exceptions
	Schedule 3.13	Real Property
	Schedule 3.14	Tax Matters
	Schedule 3.15	Performance of Obligations
	Schedule 3.16	Loans and Investments
	Schedule 3.18	Material Contracts
	Schedule 3.20	Undisclosed Liabilities
	Schedule 3.21	Employees; Employee Benefit Plans; ERISA
	Schedule 3.23	Hazardous Materials
	Schedule 3.24	Stock Option Plans
	Schedule 3.25	Parachute Payments
	Schedule 4.2	Licenses and Permits
	Schedule 4.3	Authorization of Agreement; No Conflicts
	Schedule 4.7	Compliance with Laws
	Schedule 4.8	Litigation
	Schedule 4.10	Performance of Obligations
	Schedule 4.12	Undisclosed Liabilities
	Schedule 5.9	Employees; Employee Benefits
	Schedule 7.2.8	Certain Officers

99.1

Central Valley Community Bancorp press release dated July 19, 2004 announcing the agreement and plan of reorganization and merger by and between Central Valley Community Bancorp and Bank of Madera County.